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                                                                    Exhibit 5.2







                    [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]



                                January ___, 1999



Prison Realty Corporation
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") by Prison Realty Corporation, a Maryland corporation (the "Company"), of securities of the Company with an aggregate purchase price of up to $1,500,000,000 (the "Offered Securities"), consisting of (a) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (b) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), (c) rights to purchase shares of Common Stock (the "Common Stock Purchase Rights") (d) one or more series of debt securities (the "Debt Securities"), and (e) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (the "Warrants") on its Registration Statement on Form S-3 (the "Registration Statement"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination and subject to the assumptions and qualifications set forth herein, we advise you that in our opinion:

         1. The issuance and sale by the Company of the Offered Securities with an aggregate purchase price of up to $1,500,000,000 has been duly and validly authorized.

         2. When the issuance and sale of the shares of Common Stock have been authorized by the Pricing Committee of the Board of Directors of the Company in a manner consistent with the delegation of authority to that committee and sold in the manner contemplated by the Registration Statement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

         3. When a series of the Preferred Stock has been duly authorized and established by the Board of Directors, Articles Supplementary filed with the State Department of


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Prison Realty Corporation
January ____, 1999
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                  Assessments and Taxation of the State of Maryland with respect thereto, and upon issuance and sale of such shares in a manner contemplated by the applicable Board authorization and the Registration Statement, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         4. When the Common Stock Purchase Rights have been duly established by any applicable rights agreements and duly authenticated by any agent required under such agreements and duly authorized and established by resolution of the Board of Directors, and issued and sold in accordance with the applicable authorizations and agreements and as contemplated in the Registration Statement, the Common Stock Purchase Rights will be duly authorized and will constitute valid and binding obligations of the Company.

         5. When the Debt Securities are duly established by any applicable indenture instruments and duly authorized and established by resolution of the Board of Directors, and issued and sold in accordance with applicable authorizations and agreements and as contemplated in the Registration Statement, the Debt Securities will be duly authorized and constitute valid and binding obligations of the Company.

         6. When the Warrants have been duly established by any applicable rights agreements and duly authenticated by any agent required under such agreements and duly authorized and established by resolution of the Board of Directors, and issued and sold in accordance with the applicable authorizations and agreements and as contemplated in the Registration Statement, the Warrants will be duly authorized and will constitute valid and binding obligations of the Company.


         In giving our opinions, we have assumed that, prior to the issuance of any shares of Common Stock or shares of Preferred Stock or any Offered Securities convertible or exchangeable into shares of Common Stock or shares of Preferred Stock, the Company will have a sufficient number of shares of authorized but unissued Common Stock or Preferred Stock, as applicable. With respect to the issuance of any Common Stock Purchase Rights exercisable, exchangeable or convertible into Common Stock, or any Warrant to purchase Common Stock or Preferred Stock, we have assumed that the Company will reserve for issuance upon such exercise, exchange or conversion a sufficient number of shares of Common Stock or Preferred Stock. Further, each of our opinions is based on the assumption that the aggregate purchase price paid for any Offered Securities, as well as for any other Offered Securities theretofore issued, does not exceed $1,500,000,000.



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Prison Realty Corporation
January ____, 1999
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         We understand that Stokes & Bartholomew, P.A. will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       Miles & Stockbridge P.C.



                                       By
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                                                Principal